Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("this Agreement") is made effective this 1st day of January, 2004 by COMMUNITY BANKS, INC., a Pennsylvania corporation, ("Company") and DONALD F. HOLT, an adult individual (hereinafter referred to as "Executive").

Background
----------

     A. The Executive is currently employed as the Executive Vice President, Managing Director of the Company and Community Banks, the Company's bank subsidiary ("Bank"), pursuant to a certain Employment Agreement among the parties, dated December 31, 2001.

     B. The parties wish to replace the Original Agreement.

     C. The Compensation Committee of the Company's Board of Directors (the "Committee") has approved the provisions of this Agreement.

     NOW, THEREFORE, in consideration of the agreements hereinafter contained, and intending to be legally bound hereby, the parties agree as follows:

     1.  Duties as  Executive.  During the course of his  employment,  Executive
        ---------------------
shall (i) perform the duties and responsibilities of an Executive Vice President and Managing Director of Company and the Bank, (ii) perform such other senior management duties and responsibilities as the Board of Directors ("Board") and the CEO of the Company may direct, and (iii) shall be afforded the title and privileges associated with being at least an Executive Vice President of the Company. For purposes of this Agreement, "Executive Vice President" shall be deemed to include and refer to the title "Managing Director," as such title is used for employee officers of the Company from time to time.

     2. Compensation.
        -------------

          a. Annual Direct Salary.  Company shall pay to Executive a base salary
             ---------------------
     in an amount to be determined by the Committee. This salary shall be paid in regular, substantially equal installments in accordance with the regular payroll practices of the Company, less any and all applicable deductions for taxes, medical benefits, etc.

          b.  Incentive  Compensation.   The  Executive  shall  be  entitled  to
              ------------------------
     participate in any executive bonus program maintained by the Company, and the amount of such bonus, if any, shall be determined annually by the Committee.

     3. Fringe Benefits,  Vacation, Expenses, and Perquisites. It is agreed that
        ------------------------------------------------------
nothing paid to the Executive under any of the below-described benefit plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder. The Executive shall be entitled to the following:

          a.  Employee  Benefits  Plans.  The  Executive  shall be  entitled  to
              --------------------------
     participate in or receive benefits under all Company employment benefit plans, including but not limited to any profit-sharing plan, pension plan, savings plan, stock option plan, supplemental executive retirement plan, major medical, hospitalization and health-and-accident plan or arrangement made available by the Company to its executives and key management employees, subject to and on a basis consistent with terms, conditions and overall administration of such plans and arrangements. It is understood and agreed that any major medical, hospitalization and health-and-accident plan shall cover the Executive under standard coverage provisions. The Executive shall also be entitled to the following benefits, at minimum:

               i.  Survivor  Income.  The  Executive is entitled to the benefits
                   -----------------
          described in a certain Survivor Income Agreement, including the Split Dollar Addendum thereto, between Community and Executive dated August 29, 2002 ("Survivor Income Agreement").

               ii. Salary Continuation  Agreement.  The Executive is entitled to
                   -------------------------------
          the benefits described in a certain Amended and Restated Salary Continuation Agreement, between Community and Executive dated January 1, 2004 ("Salary Continuation Agreement").

               iii.  Disability  Insurance:  The  Company  shall make  available
                    -----------------------
          disability insurance coverage for the Executive at the Company's expense, provided the Executive qualifies as a medically acceptable risk to the issuing company on a standard underwriting basis, which shall provide that, in the event the Executive is unable to perform his duties hereunder as a result of incapacity due to physical or mental illness, he shall be entitled to receive not less than an amount equal to seventy percent (70%) of his then Annual Direct Salary, until he reaches the age of sixty-five (65) or dies, whichever occurs first. The Company shall continue to pay to the Executive his Annual Direct Salary during any applicable "elimination (waiting) period," but not to exceed six (6) months.

          b. Other Perquisites and Benefits.  The Executive shall be entitled to
             ------------------------------
     receive other perquisites and fringe benefits as the Compensation Committee deems appropriate, in its sole discretion.

          c.  Relocation.  Company  shall  not,  without  the prior  consent  of
              ----------
     Executive, transfer or relocate the office in which Executive performs the bulk of his duties to any location more than thirty (30) miles from Harrisburg, Pennsylvania without an increase in duties and responsibilities and commensurate compensation. In the event Executive is so transferred or relocated, Company shall pay all reasonable out-of-pocket expenses incurred by Executive in connection with such relocation. Company shall not require Executive to move from his residence.

          d. Company Car. The Company  recognizes  the  Executive's  need for an
            -------------
     automobile for business purposes and shall provide the Executive with an automobile, including all related maintenance, repairs, insurance and other costs. In lieu of providing the Executive with an automobile, the Company may provide the Executive with a reasonable allowance on a monthly basis, which allowance shall cover the Executive's costs associated with an automobile, including without limitation, lease or installment payments, maintenance, repairs, insurance and other costs.

     4.  Reimbursement  of Expenses.  The Company shall  reimburse the Executive
         ---------------------------
within thirty (30) days from billing date for necessary and properly documented travel and

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

business expenses, not otherwise reimbursed, incurred by the Executive on behalf of Community.

     5. Term of Employment.  The term of the Executive's  employment  under this
        ------------------
Agreement shall be a rolling three (3) years, commencing on the date of execution of this Agreement (the "Effective Date"). On each anniversary of the Effective Date, the term of this agreement shall automatically renew and extend for an additional one (1) year, unless and until either party shall provide written notice of its intent not to renew at least ninety (90) days prior to such anniversary date. Notwithstanding the foregoing provisions, upon the occurrence of a Change of Control (as hereinafter defined), the term of this Agreement shall automatically renew and be extended for three (3) years from the date hereof.

     6. Termination.
        ------------

          a.  Disability.  If the  Executive  becomes  permanently  disabled (as
              ----------
     certified by a licensed physician chosen by the Committee and the Executive or in the event that the Committee and the Executive cannot agree upon a physician, each shall designate a licensed physician, and the licensed physicians so designated shall appoint a third physician whose decision shall be binding upon the parties) because of sickness, physical or mental disability, or any other reason, and is unable to perform or complete his duties under this Agreement for a period of ninety (90) consecutive days (or time equal to the elimination period under any disability insurance program provided by the Company to the Executive), the Company's Board of Directors (the "Board") shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Such termination shall be without prejudice to any right the Executive has under any disability insurance program maintained by the Company.

          b. Cause.  The Board may terminate this Agreement and the  Executive's
             ------
     employment hereunder for Cause at any time. For the purposes of this Agreement, the Board shall have "Cause" to terminate the Executive's employment upon (1) the failure by the Executive to substantially perform his duties hereunder, other than any such failure resulting from the Executive's incapacity due to physical or mental illness (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice); (2) the engaging by the Executive in willful misconduct materially injurious to Community; (3) gross negligence, malfeasance, or dishonesty of the Executive in the performance of his duties (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice); (4) the commission by the Executive of an act constituting a felony or the conviction of the Executive of a misdemeanor based on dishonesty; (5) the willful and material breach by the Executive of any of his other obligations under this Agreement (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice); (6) the refusal or failure of the Executive to carry out reasonable directives of the Board (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice); (7) receipt of a final written directive or order of any governmental body or entity having jurisdiction over Community requiring termination or removal of the Executive as Chief Executive Officer, President or Director of Community; (8) repeated and consistent failure of the Executive to be present and work during normal business hours unless the absence is due to disability described in Section 7(a) below (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice); or (9)

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

     insubordinate, gross incompetence or misconduct in the performance of, or gross neglect of, the Executive's duties hereunder (after the Board's notice to the Executive and the Executive's failure to cure same within thirty (30) days of such notice).

          c. Good Reason.  The Executive may terminate his employment  hereunder
             -------------
     for Good Reason. The term "Good Reason" shall mean (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by Section 1 hereof, or any reduction in the Executive's duties or responsibilities for Community; (ii) any removal of the Executive from any of the positions indicated in Section 1 hereof, except in connection with termination of the Executive's employment for Cause; (iii) a reduction of the Executive's Annual Direct Salary; (iv) breach by the Company of its obligations under Section 3 hereof (after the Executive's notice to the Company and the Company's failure to cure such breach within thirty (30) days of such notice); (v) any other willful and material breach by the Company of this Agreement (after the Executive's notice to the Company and the Company's failure to cure such breach within thirty (30) days of such notice); (vi) any Change of Control (as defined herein); or
     (vii) any violation by the Company of the provisions of Section 3(c) above (pertaining to relocation).

          d. Voluntary Termination by The Executive. Executive may terminate his
            ---------------------------------------
     employment at any time for a reason other than a reason of the type described in Section 6(c) above on thirty (30) days prior written notice to the Company.

     7. Payments Upon Termination.
        --------------------------

          a. Death, Disability or for Cause. If the Executive's employment shall
             -------------------------------
     be terminated because of death, disability or for Cause, or, in the event the Executive terminates his employment pursuant to Section 6(d) above, Community shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination, and other amounts owing to the Executive at the date of termination, and the Company shall have no further obligations to the Executive under this Agreement.

          b.  Unilateral and Good Reason  Termination  (Not Including  Change of
              ------------------------------------------------------------------
     Control). If the Executive's employment is terminated by the Company (other
     ---------
     than pursuant to Sections 6(a) or (b) hereof or as a result of nonrenewal of this Agreement), or if the Executive shall terminate his employment for Good Reason (except for a termination by the Executive due to a Change of Control as defined herein), then the Company shall pay the Executive one hundred twenty percent (120%) of his full Annual Direct Salary from the date of termination for the remaining term of this Agreement. The Company shall not be required to maintain employee benefit plans and programs to which the Executive was entitled prior to the date of termination. The parties acknowledge that twenty percent (20%) of such Annual Direct Salary payment referenced above represents the parties' best estimation of the value of such other benefits to which the Executive had been entitled prior to termination of his employment pursuant to this Section.

          c.  Termination  Following  Change of  Control.  In the event that the
              -------------------------------------------
     Executive were to terminate his employment within three (3) months of the date of a Change of Control (as

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

     defined herein) or the Company, or any successor thereto, terminates Executive's employment at any time following a Change of Control, the Executive shall be entitled as his sole remedy to:

               (i) a lump sum payment equal to three times the average of the sum of base salary and bonus payments that the Executive has been paid in the three years preceding the date of such termination, such payment to be made in cash within thirty (30) days from the date on which the Executive ceases to be employed hereunder; and

               (ii) in the event of a Change of Control as described in Sections 9(b), (c) or (d), either (A) eligibility for Executive, his spouse and his dependant children to participate in the health benefits plans ("Plans") of any successor ("Successor") to the Company until the earlier of age 65 or the Executive's becoming eligible to participate in the health benefit plans (such period referred to hereinafter as the "Benefits Period") as if the Executive was an employee of the Successor or (B) if for any reason Executive may not participate in the Successor's Plans, then the Successor shall make annual payments to Executive in such amounts as will enable Executive to purchase private insurance that will afford to Executive, his spouse and his dependant children substantially the same benefits as are afforded to employees of the Successor during the Benefits Period ("In Lieu Payments"). Executive shall be responsible for the payment of any taxes he may incur as a result of receiving an In Lieu Payment, and the amount of any In Lieu Payment shall be reduced by the amount which would be deducted from Executive's wages if he were participating in such Plans as an employee of the Successor, provided however, that nothing in this Section 7(c)(ii) shall limit the authority of the Successor to modify its Plans or increase the amount that its employees must contribute to the Plans during the Benefits Period, including without limitation the reduction of benefits.

     8.  Certain  Additional  Payments  by the  Company.  In the event  that any
         -----------------------------------------------
payments made to the Executive upon termination of employment in conjunction with a Change of Control (pursuant to this Agreement and any other plans, programs or arrangements maintained by the Corporation and any other agreements between the Executive and Community) would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Corporation will make an additional payment to the Executive in an amount such that after the payment of all income and excise taxes, the Executive will be in the same after-tax position as if no excise tax had been imposed.

     9.  Definition of Change of Control.  For purposes of this  Agreement,  the
        ---------------------------------
term "Change of Control" shall mean:

          a. An acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) of "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of securities of the Company representing 24.99% or more of the combined voting power of the Company's securities then outstanding;

          b. A merger, consolidation or other reorganization of the Company, except where the resulting entity is controlled, directly or indirectly, by the Company;

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

          c. A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold as least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after a transaction are former members of the Company's Board of Directors;

          d. A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled, directly or indirectly, by the Company or a corporate division involving the Company;

          e. A contested proxy solicitation of the Company's shareholders that results in the contesting party obtaining the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Company; or

          f. During any period of two (2) consecutive years during the term of this Agreement and any renewal hereof, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason (other than for health, disability or other medical incapacity or voluntary retirement) to constitute at least a majority thereof.

     10.  Definition  of  Date  of  Change  of  Control.  For  purposes  of this
          ----------------------------------------------
Agreement, the date of Change of Control shall mean the earlier of:

          a. the first day on which a "person" or "group" (as those terms are defined or used in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) acquire the "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act, as enacted and in force on the date hereof) of 24.99% or more of the combined voting power of the Company's securities then outstanding,

          b. the date of the transfer of all or substantially all of the Company's assets;

          c. the date on which a merger, consolidation or combination is consummated, as applicable;

          d.  the  date  on  which  a  contesting  party  in a  contested  proxy solicitation of Company's shareholders obtains the ability to cast twenty-five percent (25%) or more of the votes entitled to be cast in an election of directors of the Company; or

          e. the date on which there is a change in the majority of the members of the Board during any two (2) consecutive years during the term of this Agreement and any renewal hereof, for reasons other than health, disability or other medical incapacity or voluntary retirement.

     11.  Damages  for  Breach  of  Contract.  In the  event of a breach of this
         ------------------------------------
Agreement by either the Company or the Executive resulting in damages to either party, that party may recover from the party breaching the Agreement any and all damages that may be sustained.

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

     12. No  Assignment.  The right of the  Executive or any other person to the
        ----------------
payment of deferred compensation or other benefits under this Agreement shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of the descent and distribution.

     13. Binding  Effect.  This Agreement shall be binding upon and inure to the
        -----------------
benefit of the Company, it successors and assigns and the Executive and his heirs, executors, administrators, and legal representatives.

     14. Governing Law. This Agreement shall be construed in accordance with and
         --------------
governed by the laws of the Commonwealth of Pennsylvania.

     15. Severability.  If any provision of this Agreement shall be found by any
         -------------
court of competent jurisdiction to be unenforceable, the parties hereby waive such provision to the extent that it is found to be unenforceable. Such provision may be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision hereof, all other provisions continuing in full force and effect.

     16.  Indemnification.  The Company shall  indemnify the  Executive,  to the
          -----------------
fullest extent permitted by Pennsylvania law, with respect to any threatened, pending or completed action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of Community or is or was serving at the request of the Company as a director, officer, employee or agent of another person or entity. To the fullest extent permitted by Pennsylvania law, the Company shall in advance of final disposition pay any and all expenses (including, without limitation, attorney's fees) incurred by the Executive in connection with any threatened, pending or completed action, suit or proceeding with respect to which the Executive may be entitled to indemnification hereunder; provided, however, that the Executive agrees to reimburse the Company all such monies advanced if the presiding court finds that he breached or failed to perform his duties as a director or officer, as the case may be, of Community and that the breach or failure constituted self-dealing, willful misconduct or recklessness. The Executive's right to indemnification provided herein is not exclusive of any other rights of indemnification to which the Executive may be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall continue beyond the term of this Agreement. The Company shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of the Company against lawsuits, arbitrations or other proceedings; however, nothing herein shall be construed to require the Company to obtain such insurance, if the Board of Directors of the Company determines that such coverage cannot be obtained at a commercially reasonable price.

     17.  Non-competition.  The Executive shall not, while employed by Community
         -----------------
and, if the Executive  terminates  his  employment  with  Community  pursuant to
Section 6(d) or the Company terminates his employment for Cause, for a period of one (1) year after such termination, Compete (as hereinafter defined). The term "Compete" shall mean employment by, or direct or indirect participation in (as an owner, shareholder, founder, director, general or limited partner, officer, manager, consultant or agent, or otherwise), any business, firm, corporation, partnership or other entity or person which is engaged in commercial banking within any county in which the Company's subsidiaries have offices or branches prior to termination of the Executive's employment. In the event the Executive terminates his employment with

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

Community pursuant to Section 6(d) above or the Company terminates his employment for Cause, the Executive agrees, for a period of one (1) year following such termination (i) not to solicit any Community employees or officers to leave Community to accept employment by the Executive or his new employer; and (ii) not to solicit or encourage any customers of Community or any of its affiliates to cease doing business with Community or its affiliates and/or to transfer any or all of their business relationships to any institution which the Executive may found or to the Executive's new employer.

     18.  Notice.  For the  purposes  of this  Agreement,  notices and all other
          -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt):

If to the Executive:       Donald F. Holt
                           21 Field Stone Drive
                           Mechanicsburg, PA  17055

If to the Company:         Community Banks, Inc.
                           750 East Park Drive
                           Harrisburg, PA  17111
                           Attention:  Chairman, Compensation Committee.

     19.  Validity.  The  invalidity  or  unenforceability  of any  provision or
          ---------
provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     20.  Amendment.  This  Agreement  may be amended or canceled only by mutual
         -----------
agreement of the parties in writing. So long as the Executive lives, no person other than the parties hereto shall have any rights under or interest in this Agreement or the subject matter hereof.

     21.  Attorney's  Fees and  Costs.  If any  action  at law or in  equity  is
          ----------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief that may be proper.

     22.  Entire  Agreement.  As of  the  Effective  Date  of the  Merger,  this
          ------------------
Agreement, the Survivor Income Agreement and the Salary Continuation Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and no prior promises, agreements or warranties, verbal or written, shall be of any force unless embodied herein. No modification of this Agreement shall be of any force or effect unless reduced to writing and signed by both parties. As of the complete execution of this Agreement, the Original Agreement shall be terminated, with no further rights or obligations thereunder due to or from either party.

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

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

COMMUNITY BANKS, INC.


By: /s/ Earl L. Mummert                            /s/ Kaye Strawser
---------------------------------                  -----------------------------
Earl L. Mummert                                        Witness/Attest
Title:  Chairman, Compensation Committee

Date: July 23, 2004
---------------------------------


EXECUTIVE


/s/ Donald F. Holt                                 /s/ Kaye Strawser
---------------------------------                  -----------------------------
Donald F. Holt                                         Witness

Date: July 23, 2004
---------------------------------



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